As filed with the Securities and Exchange Commission on May 21, 2026

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	30-1205798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1002 West Avenue Austin, Texas 78701 (512) 693-4199
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dmitry Kroshka, Chief Executive Officer Phunware, Inc. 1002 West Avenue Austin, Texas 78701 (512) 693-4199
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey M. McPhaul, Esq. Winstead PC 2728 N. Harwood Street, Suite 500 Dallas, Texas 75201 (214) 745-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus which covers the offering, issuance and sale by Phunware, Inc., a Delaware corporation (the “Registrant”) of up to a maximum aggregate offering price of $200,000,000 of the Registrant’s Common Stock, Preferred Stock, Warrants and Units; and

•

an “at the market offering” prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $15,300,000 of the Registrant’s Common Stock that may be issued and sold under an Equity Distribution Agreement with The Benchmark Company, LLC and StoneX Financial Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Equity Distribution Agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the Registrant under the Equity Distribution Agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the Equity Distribution Agreement with The Benchmark Company, LLC and StoneX Financial Inc., any portion of the $15,300,000 included in the Equity Distribution Agreement prospectus that is not sold pursuant to the sale agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Equity Distribution Agreement, the full $15,300,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 21, 2026

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, par value $0.0001 per share (the “Common Stock”), shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the "Units") of Phunware, Inc. (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” On May 19, 2026, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $1.98 per share.

As of May 19, 2026, the aggregate market value of our outstanding Common Stock held by non-affiliates, or the public float, was approximately $46,128,468, which was calculated based on 20,231,784 shares of our outstanding Common Stock held by non-affiliates and a price of $2.28 per share, the last reported sale price for our common stock on April 23, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file with the SEC certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to actual documents for complete information. All summaries are qualified in their entirety by the actual documents. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Phunware design logo and the Phunware mark appearing in this prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

THE COMPANY

Overview

Phunware, Inc. (the "Company," "Phunware," "we," "us" or "our") is a technology company specializing in mobile application (app) software and services and mobile-app advertising. Our cloud-based platform for mobile provides companies with the solutions necessary to engage, manage and monetize their mobile application portfolios and audiences. Our mission is to foster digital interactions that enable a more engaged, interactive, and valuable experience for all stakeholders. Founded in 2009, we are a Delaware corporation headquartered in Austin, Texas.

Phunware helps brands define, create, launch, promote and monetize their mobile application identities as a means to anchor the consumer journey and improve brand interactions. Our platform allows for the sale, licensing and creation of category-defining mobile experiences for customers and their application users worldwide.

Business Model

Our platform is delivered through a combination of mobile applications, software development kits (“SDKs”), cloud-based services, and related tools that enable customers to deploy, operate, and evolve digital experiences across mobile and connected environments. While mobile applications represent an important interface layer, much of our functionality is provided through modular SDKs as well as software licenses that support analytics, content management, messaging, location-based services, and emerging AI-enabled capabilities.

Our product and service offerings primarily include cloud-based recurring software license subscriptions, most of which are multi-year, application development and support services. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold our product and service offerings through various sales partners, including value added resellers and systems integrators. We continue to invest in these relationships.

We also provide in-application advertising services by charging advertisers to deliver advertisements (ads) to users of mobile connected devices. Fees from advertisers are commonly based on the number of ads delivered or views, clicks or actions by users on mobile advertisements delivered, and we recognize revenue at the time the user views, clicks or otherwise acts on the ad. We generally sell ads on a cost per thousand impressions basis, on which advertisers are charged for each ad delivered to 1,000 consumers.

Our Products and Services

Our mobile software subscriptions and services offerings include a combination of application frameworks, SDKs, cloud-based services and related capabilities designed to support digital engagement, operational workflows and user experiences and include the following:

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A cloud-based application framework vertical solution license for iOS and Android-based mobile experiences, enabling customers to deploy, manage and extend functionality across mobile applications and connected environments. We have focused a majority of our recent sales efforts on addressing the luxury guest experience for hospitality and the patient experience for healthcare. However, our product and service capabilities also serve the employee experience in the workplace, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate and the student experience for education.
•
We offer SDK licenses designed to be deployed individually or in combination and may be integrated into customer applications or existing digital systems, which include:

o
Analytics (SDK that provides data related to application use and engagement);
o
Content Management (SDK that allows application administrators to create and manage app content in a cloud-based portal);
o
Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app); and
o
Location-Based Services (modules that include mapping, navigation, wayfinding, workflow, asset management and policy enforcement).
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Cloud-based intelligence and automation features, including AI-enabled interfaces and analytics capabilities, designed to support contextual user interactions, information discovery and service-related workflows within customer applications.
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We are also evaluating the use of AI to derive insights from anonymized application usage, navigation and interaction data generated within customer environments. These efforts are intended to help customers better understand user behavior, optimize digital and non-site experiences and inform future enhancements to their mobile and SDK-enabled services. These initiatives remain exploratory and subject to ongoing evaluation.
•
We also offer development services for customers who wish to have a customized application experience.

We also provide in-app advertising services, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company are:

Phunware Inc.

1002 West Avenue

Austin, Texas 78701

(512) 693-4199

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

Future sales or issuances of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock or the availability of our Common Stock for future sale will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders. In addition, future sales or issuances of substantial amounts of our Common Stock may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock may fluctuate significantly in response to many factors, including:

•
actual or anticipated variations in our operating results;
•
changes in our cash flows from operations or earnings;
•
additions or departures of key management personnel;
•
actions by significant stockholders;
•
speculation in the press or investment community;
•
the passage of legislation or other regulatory developments that adversely affect us or our industry;
•
the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus or the accompanying prospectus supplement;
•
general market and economic conditions; and
•
the effect of a potential "short squeeze" due to a sudden increase in demand for our Common Stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following is a summary of the rights of our securities and certain provisions of our certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share. As of May 19, 2026, there were 20,447,419 shares of our Common Stock outstanding held by 156 holders of record and no shares of Preferred Stock outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associations, corporations or entities in security position listings maintained by depositories.

Description of Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our Common Stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our Common Stock have no cumulative voting rights with respect to the election of directors. Our certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Certain Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

Our board of directors has the ability to designate and issue Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

• prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Securities Exchange

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PHUN.”

Description of Preferred Stock

Our certificate of incorporation authorizes 100,000,000 shares of Preferred Stock, par value $0.0001 per share. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution providing for such issue duly adopted by our board of directors. Our board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution and to set forth in a certification of designation to be filed pursuant to the DGCL the powers, designations, preferences and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our board of directors has the right to establish one or more series of our Preferred Stock without stockholder approval. Unless required by law or by any stock exchange on which our Common Stock is listed, the authorized shares of our Preferred Stock will be available for issuance at the discretion of our board of directors without further action by our stockholders.

The issuance of Preferred Stock could adversely affect, among other things, the voting power of holders of our Common Stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of us.

A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms related to the offering. They will include, where applicable:

• the title and stated value of the series of Preferred Stock and the number of shares constituting that series;
• the number of shares of the series of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;
• the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of Preferred Stock of the series;
• the date from which dividends on shares of Preferred Stock of the series shall cumulate, if applicable;
• our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
• the procedures for any auction and remarketing, if any, for shares of Preferred Stock of the series;
• the provision for redemption or repurchase, if applicable, of shares of Preferred Stock of the series;
• any listing of the series of shares of Preferred Stock on any securities exchange;

•
the terms and conditions, if applicable, upon which shares of Preferred Stock of the series will be convertible into shares of Preferred Stock of another series or our Common Stock, including the conversion price, or manner of calculating the conversion price;

•
whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

• voting rights, if any, of the Preferred Stock;
• restrictions on transfer, sale or other assignment, if any;
• whether interests in shares of Preferred Stock of the series will be represented by global securities;
• any other specific terms, preferences, rights, limitations or restrictions of the series of shares of Preferred Stock;
• a discussion of any material United States federal income tax consequences of owning or disposing of the shares of Preferred Stock of the series;
• the relative ranking and preferences of shares of Preferred Stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•
any limitations on issuance of any series of shares of Preferred Stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

If we issue shares of Preferred Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Warrants

We may issue Warrants for the purchase of our Common Stock or Preferred Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock or Preferred Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock or Preferred Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

• the title of the Warrants;
• the initial offering price;
• the aggregate number of warrants and the aggregate number of shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants;
• if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;
• the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
• if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;
• anti-dilution provisions of the Warrants, if any;
• redemption or call provisions, if any, applicable to the Warrants;
• any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and
• the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock or Preferred Stock that can be purchased upon exercise.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the Units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any Units that we may offer under this prospectus, we will describe the particular terms of any Units in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the Units we are offering, and any supplemental agreements, before the issuance of the related Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to the particular Units. We urge you to read the applicable prospectus supplements related to the particular Units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the Units.

We may issue Units comprised of one or more shares of our Common Stock, shares of our Preferred Stock and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including:

• the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
• any provisions of the governing unit agreement that differ from those described below; and
• any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock," “Description of Preferred Stock” and “Description of Warrants” will apply to each Unit and to any Common Stock, Preferred Stock, or Warrant included in each Unit, respectively.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. General corporate purposes may include working capital and capital expenditures, research and development expenses, general and administrative expenses and potential acquisition of or investment in companies, technologies, products or assets that complement our business or to fund strategic opportunities that may present themselves from time to time. As a result, we will retain broad discretion over the allocation and use of the net proceeds from the sale of the securities offered hereby.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

• to or through underwriters, brokers or dealers;
• directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• through agents on a best-efforts basis;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

• otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

• enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
• sell shares of Common Stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require the delivery of shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or

• loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

• the purchase price of the securities and the proceeds we will receive from the sale of the securities;
• any underwriting discounts and other items constituting underwriters’ compensation;
• any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
• any commissions allowed or paid to agents;
• any other offering expenses;
• any securities exchanges on which the securities may be listed;
• the method of distribution of the securities;
• the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
• any other information we think is important.

The securities may be sold from time to time by us in one or more transactions:

• at a fixed price or prices, which may be changed;
• at market prices prevailing at the time of sale;
• at prices related to such prevailing market prices;
• at varying prices determined at the time of sale; or
• at negotiated prices.

Such sales may be effected:

• in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
• in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

• through the writing of options; or
• through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the securities for their own accounts by selling more securities than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing securities in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, Winstead PC, Dallas, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the year ended December 31, 2025, appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated herein by reference into this prospectus, have been audited by our independent registered public accounting firm, CBIZ CPAs P.C., and are included in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

The consolidated financial statements of Phunware, Inc. as of and for the year ended December 31, 2024, appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated herein by reference into this prospectus, have been audited by our independent registered public accounting firm, Marcum LLP, and are included in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 27, 2026;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 11, 2026;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 21, 2026, March 20, 2026, April 20, 2026, May 7, 2026 and May 18, 2026; and
●

Our Description of Securities filed as Exhibit 4.15 to our Form 10-K (File No. 001-37862), filed with the SEC on March 31, 2021, and including any amendment or report filed with the SEC for the purpose of updating the description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at https://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at https://investors.phunware.com/ or by writing or calling us at the following address or telephone number:

Phunware, Inc.

Attention: Investor Relations

1002 West Avenue

Austin, Texas 78701

investorrelations@phunware.com

(512) 693-4199

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at https://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

, 2026

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 21, 2026

PROSPECTUS SUPPLEMENT

(to the Prospectus dated , 2026)

Up to $15,300,000 of Common Stock

We have entered into an Equity Distribution Agreement relating to the offer and sale of shares of our common stock, par value $0.0001 per share (the “Common Stock”), offered by this prospectus supplement through The Benchmark Company, LLC and StoneX Financial Inc. (the “Agents”). In accordance with the terms of the Equity Distribution Agreement, under this prospectus supplement we may offer and sell shares of our Common Stock having an aggregate offering price of up to $15,300,000 from time to time through the Agents.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq or on any other existing trading market for our Common Stock. The Agents are not required to sell any specific amount but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The Agents will be entitled to compensation at a commission rate of up to 2.5% of the aggregate gross proceeds we receive from each sale of our Common Stock sold through the Agents pursuant to the Equity Distribution Agreement. The net proceeds, if any, that we receive from the sales of our Common Stock will depend on the number of shares actually sold and the offering price for such shares. In connection with the sale of Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-15 for additional information regarding the compensation to be paid to the Agents.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” The last reported sales price of our Common Stock on the Nasdaq Capital Market on May 19, 2026 was $1.98 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates, or the public float, was approximately $46,128,468, which was calculated based on 20,231,784 shares of our outstanding Common Stock held by non-affiliates and a price of $2.28 per share, the last reported sale price for our Common Stock on April 23, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves a high degree of risk. See the section entitled “Supplemental Risk Factors” beginning on page S-8 of this prospectus supplement, as well as those in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Benchmark, a StoneX company StoneX

The date of this prospectus supplement is , 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our Common Stock to certain investors. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $15,300,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, contained in or incorporated by reference into the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Agents have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and the Agents do not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our Common Stock.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The Phunware design logo and the Phunware mark appearing in this prospectus supplement and the accompanying prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this or any future prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Cautionary Note Regarding Forward-Looking Statements” and "Supplemental Risk Factors”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus or incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based upon our current expectations and beliefs concerning future developments and their potential effects upon us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents we file from time to time with the SEC.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should carefully read the prospectus supplement and the accompanying prospectus, including the section titled “Supplemental Risk factors” contained in this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

Phunware, Inc. (the "Company," "Phunware," "we," "us" or "our") is a technology company specializing in mobile application (app) software and services and mobile-app advertising. Our cloud-based platform for mobile provides companies with the solutions necessary to engage, manage and monetize their mobile application portfolios and audiences. Our mission is to foster digital interactions that enable a more engaged, interactive, and valuable experience for all stakeholders. Founded in 2009, we are a Delaware corporation headquartered in Austin, Texas.

Phunware helps brands define, create, launch, promote and monetize their mobile application identities as a means to anchor the consumer journey and improve brand interactions. Our platform allows for the sale, licensing and creation of category-defining mobile experiences for customers and their application users worldwide.

Business Model

Our platform is delivered through a combination of mobile applications, software development kits (“SDKs”), cloud-based services, and related tools that enable customers to deploy, operate, and evolve digital experiences across mobile and connected environments. While mobile applications represent an important interface layer, much of our functionality is provided through modular SDKs as well as software licenses that support analytics, content management, messaging, location-based services, and emerging AI-enabled capabilities.

Our product and service offerings primarily include cloud-based recurring software license subscriptions, most of which are multi-year, application development and support services. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold our product and service offerings through various sales partners, including value added resellers and systems integrators. We continue to invest in these relationships.

We also provide in-application advertising services by charging advertisers to deliver advertisements (ads) to users of mobile connected devices. Fees from advertisers are commonly based on the number of ads delivered or views, clicks or actions by users on mobile advertisements delivered, and we recognize revenue at the time the user views, clicks or otherwise acts on the ad. We generally sell ads on a cost per thousand impressions basis, on which advertisers are charged for each ad delivered to 1,000 consumers.

Our Products and Services

Our mobile software subscriptions and services offerings include a combination of application frameworks, SDKs, cloud-based services and related capabilities designed to support digital engagement, operational workflows and user experiences and include the following:

•
A cloud-based application framework vertical solution license for iOS and Android-based mobile experiences, enabling customers to deploy, manage and extend functionality across mobile applications and connected environments. We have focused a majority of our recent sales efforts on addressing the luxury guest experience for hospitality and the patient experience for healthcare. However, our product and service capabilities also serve the employee experience in the workplace, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate and the student experience for education.
•
We offer SDK licenses designed to be deployed individually or in combination and may be integrated into customer applications or existing digital systems, which include:
o
Analytics (SDK that provides data related to application use and engagement);
o
Content Management (SDK that allows application administrators to create and manage app content in a cloud-based portal);
o
Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app); and
o
Location-Based Services (modules that include mapping, navigation, wayfinding, workflow, asset management and policy enforcement).
•
Cloud-based intelligence and automation features, including AI-enabled interfaces and analytics capabilities, designed to support contextual user interactions, information discovery and service-related workflows within customer applications.
•
We are also evaluating the use of AI to derive insights from anonymized application usage, navigation and interaction data generated within customer environments. These efforts are intended to help customers better understand user behavior, optimize digital and non-site experiences and inform future enhancements to their mobile and SDK-enabled services. These initiatives remain exploratory and subject to ongoing evaluation.
•
We also offer development services for customers who wish to have a customized application experience.

We also provide in-app advertising services, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company are:

Phunware Inc.

1002 West Avenue

Austin, Texas 78701

(512) 693-4199

THE OFFERING

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $15,300,000.
Common Stock to be outstanding immediately after this offering (1)

Up to 27,920,738 shares, assuming sales of 7,727,272 shares of our Common Stock in this offering at an offering price of $1.98 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 19, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made from time to time by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act. The Agents are not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as our sales agents and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Equity Distribution Agreement. See "Plan of Distribution" on page S-15.

Use of proceeds

We currently expect to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures, research and development, or to fund strategic opportunities that may present themselves from time to time. See "Use of Proceeds."

Nasdaq Capital Market ticker symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PHUN.”
Risk Factors

An investment in our company involves a high degree of risk. See "Supplemental Risk Factors" beginning on page S-8 of this prospectus supplement and the other information in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion on the factors you should consider before making an investment decision.

(1) The number of shares of Common Stock to be outstanding after this offering is based on 20,193,466 shares of our Common Stock outstanding as of March 31, 2026 which excludes the following as of such date:

•
883 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2009 Equity Incentive Plan with a weighted average exercise price of $113.56 per share;
•
1,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2018 Equity Incentive Plan with a weighted average exercise price of $85.00 per share;
•
21,952 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted under our various equity compensation plans;
•
2,232,794 additional shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan, 2022 Inducement Plan and 2023 Incentive Plan; and
•
79,543 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan.

SUPPLEMENTAL RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as modified by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings we make with the SEC. In addition, you should carefully consider the supplemental risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Future sales or issuances of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock, including sales pursuant to the Equity Distribution Agreement or the availability of our Common Stock for future sale, will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders, including purchasers of Common Stock in this offering. In addition, future sales or issuances of substantial amounts of our Common Stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

The Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Stock in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Common Stock we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agents at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Agents after delivering a sales notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering. In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in this offering.

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock has fluctuated, and may continue to fluctuate significantly in response to many factors, some of which may be beyond our control, including:

•
actual or anticipated variations in our operating results;
•
changes in our cash flows from operations or earnings;
•
additions or departures of key management personnel;
•
actions by significant stockholders;
•
market rumors;
•
comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;
•
speculation in the press or investment community;
•
the passage of legislation or other regulatory developments that adversely affect us or our industry;
•
the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus;
•
general market and economic conditions; and
•
the effect of a potential "short squeeze" due to a sudden increase in demand for our Common Stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our Common Stock.

We will have broad discretion in determining the specific uses of the remaining net proceeds from the sale of the Common Stock pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

USE OF PROCEEDS

We currently expect to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include working capital and capital expenditures, research and development expenses, general and administrative expenses and potential acquisition of, or investment in companies, technologies, products or assets that complement our business or to fund or to fund strategic opportunities that may present themselves from time to time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the securities being offered in this offering and does not purport to be a complete description of the rights and obligations of the parties thereunder.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Securities that May Be Offered” beginning on page 6 of the accompanying prospectus and are incorporated herein by reference.

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share.

DILUTION

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Common Stock outstanding. The historical net tangible book value of our Common Stock as of March 31, 2026 was approximately $93,235,000, or $4.62 per share, based on 20,193,466 shares of Common Stock outstanding at March 31, 2026.

After giving effect to our sale in this offering of shares of our Common Stock in the aggregate amount of $15,300,000 at an assumed offering price of $1.98 per share (the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 19, 2026 and after deducting the sales agent commissions and our estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $108,072,500, or $3.87 per share of Common Stock. This represents an immediate decrease in net tangible book value of $0.75 per share to existing stockholders and immediate accretion in net tangible book value of $1.89 per share to new investors purchasing our Common Stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$1.98
Historical net tangible book value per share as of March 31, 2026	$4.62
Decrease in net tangible book value per share attributable to this offering	$(0.75)
As adjusted net tangible book value per share after this offering		$3.87
Accretion per share to new investors		$1.89

The table above assumes for illustrative purposes that an aggregate of 7,727,273 shares of our Common Stock are sold at a price of $1.98 per share, for aggregate gross proceeds of approximately $15,300,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $1.98 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $15,300,000 is sold at that price, would result in accretion in net tangible book value per share to new investors in this offering to $1.29 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $1.98 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $15,300,000 is sold at that price, would result in accretion in net tangible book value per share to new investors in this offering to $2.04 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 20,193,466 shares of our Common Stock outstanding as of March 31, 2026, which excludes as of such date:

•
883 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2009 Equity Incentive Plan with a weighted average exercise price of $113.56 per share;
•
1,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2018 Equity Incentive Plan with a weighted average exercise price of $85.00 per share;
•
21,952 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted under our various equity compensation plans;
•
2,232,794 additional shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan, 2022 Inducement Plan and 2023 Incentive Plan; and
•
79,543 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our Common Stock or outstanding warrants to purchase shares of our Common Stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to our stockholders.

PLAN OF DISTRIBUTION

We may issue and sell shares of our Common Stock from time to time under the Equity Distribution Agreement through The Benchmark Company, LLC and StoneX Financial Inc., acting as our sales agents, subject to certain limitations, having an aggregate gross sales price of up to $15,300,000. Sales of shares of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq or on any other existing trading market for our Common Stock solely in the United States, sales to or through a market maker other than on an exchange or in negotiated transactions (including block trades) at market prices prevailing at the time of sale or at prices related to such prevailing market prices.

Each time we wish to issue and sell any shares of our Common Stock under the Equity Distribution Agreement, we will notify the Agents of the aggregate number of shares to be sold, the dates on which such sales are requested to be made, any limitation on the number of shares to be sold in any one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed the Agents, unless the Agents decline to accept the terms of such notice, the Agents have agreed to use commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares of Common Stock up to the amount specified on such terms. The obligations of the Agents under the Equity Distribution Agreement to sell shares of our Common Stock are subject to a number of conditions that we must meet.

The settlement for sales of Common Stock between us and the Agents is generally anticipated to occur on the first trading day following the date on which the sale was made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We have agreed to pay the Agents a commission of up to 2.5% of the aggregate gross proceeds we receive from each sale of our Common Stock sold through the Agents pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, the Agents’ commissions and the proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain reasonable and documented expenses, including fees and disbursements of their counsel, up to an amount of (i) $50,000 in connection with the execution of the Equity Distribution Agreement and (ii) $10,000 in connection with each date on which we are required to provide a certificate pursuant to Section 7(h) of the Equity Distribution Agreement. We estimate that the total expenses of the offering payable by us, excluding any commissions and the reimbursement payable to the Agents under the terms of the Equity Distribution Agreement, will be approximately $50,000. The remaining sale proceeds, after deducting any other transaction fees, will equal the net proceeds from the sale of such Common Stock.

The Agents will provide written confirmation to us before the open on Nasdaq on the day following each day on which our shares of Common Stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds.

In connection with the sale of Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act and Exchange Act.

The offering of our Common Stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our Common Stock subject to the Equity Distribution Agreement or (ii) the termination of the Equity Distribution Agreement as permitted therein. We or the Agents may suspend the offering of Common Stock under the Equity Distribution Agreement upon proper notice to the other party and subject to other conditions.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is incorporated by reference in this prospectus supplement.

The Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents, and the Agents may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of shares of our Common Stock being offered by this prospectus supplement will be passed upon for us by our counsel, Winstead PC, Dallas, Texas. Certain legal matters will be passed upon for the Agents by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the year ended December 31, 2025, appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated herein by reference into this prospectus supplement, have been audited by our independent registered public accounting firm, CBIZ CPAs P.C., and are included in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

The consolidated financial statements of Phunware, Inc. as of and for the year ended December 31, 2024, appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated herein by reference into this prospectus supplement, have been audited by our independent registered public accounting firm, Marcum LLP, and are included in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 27, 2026;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 11, 2026;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 21, 2026, March 20, 2026, April 20, 2026, May 7, 2026 and May 18, 2026; and
●

Our Description of Securities filed as Exhibit 4.15 to our Form 10-K (File No. 001-37862), filed with the SEC on March 31, 2021, and including any amendment or report filed with the SEC for the purpose of updating the description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s website at https://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.

Attention: Investor Relations

1002 West Avenue

Austin, Texas 78701

investorrelations@phunware.com

(512) 693-4199

You should rely only on the information contained in, or incorporated by reference into the accompanying prospectus, this prospectus supplement, any future accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of the registration statement on Form S-3 that we have filed with the SEC, which registers the securities offered by this prospectus supplement and the accompanying prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s filings with the SEC, including this prospectus supplement and the accompanying prospectus, over the internet at the SEC’s website at https://www.sec.gov.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompany prospectus.

PROSPECTUS SUPPLEMENT

Up to $15,300,000 of Common Stock

Benchmark, a StoneX company StoneX

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses will be borne by the Company. All amounts are estimated except the SEC registration fee.

SEC registration fee	$27,620
FINRA filing fee	30,500
Accounting fees and expenses (1)
Legal fees and expenses (1)
Printing expenses (1)
Miscellaneous fees and expenses (1)
Total (1)

(1)

Fees and expenses (other than the SEC registration fee and the Financial Industry Regulatory Authority, Inc. ("FINRA") filing fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of securities and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or (iv) any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that (i) we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; (ii) we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and (iii) the rights provided in our amended and restated bylaws are not exclusive.

Our certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors, officers and certain employees that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify those individuals against liabilities that may arise by reason of their status or service as directors, officers or employees, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors, officers or employees as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed below in the "Exhibit Index" are part of this Registration Statement and are incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)` To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.		Description
1.1***		Form of Underwriting Agreement.
1.2**		Equity Distribution Agreement dated May 21, 2026 by and among Phunware, Inc., The Benchmark Company, LLC and StoneX Financial Inc.
4.1*		Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 001-37862), filed with the SEC on January 2, 2019).
4.2*		Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on November 4, 2022).
4.3*		Certificate of Designation (Incorporated by reference to Exhibit 3.3 of the Registrant's Form 8-K (File No. 001-37862) filed with the SEC on January 2, 2019).
4.4*

Certificate of Amendment to the Certificate of Incorporation filed February 23, 2024 (Incorporated by reference to Exhibit 3.1 of the Registrant's Form 8-K (File No. 001-37862) filed with the SEC on February 28, 2024).

4.5*		Specimen common stock certificate of the Registrant (Incorporated by reference to Exhibit 4.3 of the Registrant's Form S-4/A (File No. 333-224227), filed with the SEC on November 6, 2018).
4.6***		Specimen Preferred Stock Certificate.
4.7***		Form of Warrant Agreement.
4.8***		Form of Unit Agreement.
5.1**		Opinion of Winstead PC.
23.1**		Consent of CBIZ CPAs P.C.
23.2**		Consent of Marcum LLP.
23.3**		Consent of Winstead PC (included in Exhibit 5.1).
24.1**		Power of Attorney (included on the signature page to this Registration Statement).
107**		Filing Fee Table.

	*	Previously filed.
	**	Filed herewith.
	***	To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 21, 2026.

PHUNWARE, INC.

By:	/s/ Dmitry Kroshka
Dmitry Kroshka
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dmitry Kroshka and J. Brendhan Botkin, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to act on, sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on May 21, 2026.

Name	Title
/s/ Dmitry Kroshka	Chief Executive Officer
Dmitry Kroshka	(Principal Executive Officer)

/s/ J. Brendhan Botkin	Vice President of Accounting & Financial Reporting
J. Brendhan Botkin	(Principal Accounting and Financial Officer)

/s/ Elliot Han	Director
Elliot Han

/s/ Quyen Du	Director
Quyen Du

/s/ Ed Lu	Director
Ed Lu